Exhibit 99.1

Mattersight Announces Second Quarter 2017 Results

Chicago, IL, August 8, 2017 (GLOBE NEWSWIRE) – Mattersight Corporation (NASDAQ: MATR), the pioneer in personality-based software applications, today announced financial results for the second quarter ended June 30, 2017.

“Mattersight’s second quarter was marked by 16% growth in total revenues and 17% growth in subscription revenue versus the same period last year,” said Mattersight CEO Kelly Conway. “We expect to realize significant savings as a result of the refinancing completed during the quarter, and we continue to be encouraged by our outlook based on the conversion of our backlog to revenue and our strong pipeline.”

Second Quarter 2017 Financial Highlights

•	Bookings: Annual Contract Value (ACV) bookings were $2.5 million.
•	Total Revenue: Total revenue was $10.6 million.
•	Subscription Revenue: Total subscription revenue was $9.9 million.
•	Backlog: ACV in deployment was $13.1 million at the end of the quarter.
•	Gross Margin: Gross margin was 69%.

Second Quarter 2017 Business Highlights

•	Line of Credit: Entered into new three-year, $20 million revolving line of credit agreement with The Private Bank and retired more expensive mezzanine debt, lowering our borrowing costs.
•

Patent:Received a new patent that combines Mattersight’s speech analytics and predictive behavior models to create artificial intelligence (AI) algorithms capable of generating chatbot communication that is both humanized and personalized.

Non-GAAP Financial Measures

Mattersight's net loss was $6.8 million in the second quarter of 2017. The Company realized an "Adjusted EBITDA1" loss of $1.7 million for the second quarter of 2017. Adjusted EBITDA is a non-GAAP measure. For a reconciliation of net loss to Adjusted EBITDA, see the accompanying schedule.

Conference Call Information

Mattersight management will host a conference call at 5:00 p.m. ET on Tuesday, August 8, 2017. The conference call and slide presentation will be available at the Investor Relations section of Mattersight's website at http://www.mattersight.com/about-us/investor-relations. To listen to the conference call via telephone, please call 800.952.4789 (domestic) or 404.665.9579 (international), conference ID: 57891222.

For those who cannot access the live broadcast, a replay of the conference call will be available beginning approximately two hours after the live call is completed until September 9, 2017, by dialing 855.859.2056 (domestic) or 404.537.3406 (international), conference ID: 57891222.

Safe Harbor for Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  A reader can identify these forward-looking statements because they are not limited to historical fact or they  use words such as “scheduled,” “will,” “anticipate,” “project,” “estimate,” “forecast,” “goal,” “objective,” “committed,” “intend,” “continue,” “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” or “will likely result,” and other similar expressions, words and terms of similar meaning, involving risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things, the risks detailed from time to time in Mattersight’s SEC filings.  You can locate these filings on the Investor Relations page of Mattersight’s website, www.mattersight.com.  Statements included or incorporated by reference into this press release are based upon information known to Mattersight as of the date of this press release, and the company assumes no obligation to publicly revise or update any forward-looking statement for any reason. In light of Regulation FD, it is our policy not to comment on earnings, financial guidance or operations other than through press releases, publicly announced conference calls, or other means that will constitute public disclosure for purposes of Regulation FD.  Mattersight uses its website at www.mattersight.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Mattersight

Mattersight unleashes the power of personality to improve every interaction with every customer every time. With tools to learn, analyze, and predict customer behavior based on customer conversations, Mattersight helps brands create chemistry with their customers through shorter, more satisfying conversations that increase loyalty. To learn how Mattersight can help you click better with your customers visit www.mattersight.com.

1 Mattersight presents Adjusted EBITDA, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted EBITDA provides investors with a better understanding of the results of Mattersight's operations. Management believes that Adjusted EBITDA reflects Mattersight's resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted EBITDA measure should be considered in addition to, not as a substitute for or superior to other measures of financial performance prepared in accordance with GAAP.

Contact

David Mullen

Chief Financial Officer

312.954.7380

dave.mullen@mattersight.com

MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	Quarter Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
Revenue:
Subscription revenue	$9,943	$8,501	$20,286	$17,723
Other revenue	615	573	1,231	1,404
Total revenue	10,558	9,074	21,517	19,127
Operating expenses:
Cost of subscription revenue	2,492	2,579	5,210	5,059
Cost of other revenue	821	616	1,542	1,382
Total cost of revenue, exclusive of depreciation and amortization	3,313	3,195	6,752	6,441
Product development	3,586	3,350	6,907	6,600
Sales and marketing	3,018	4,197	6,468	8,827
General and administrative	3,115	2,872	6,410	6,038
Depreciation and amortization	1,726	1,417	3,271	2,818
Total operating expenses	14,758	15,031	29,808	30,724
Operating loss	(4,200)	(5,957)	(8,291)	(11,597)
Non-operating income (expense):
Interest and other borrowing costs	(1,050)	(250)	(2,019)	(431)
Loss on early extinguishment of debt	(1,834)	—	(1,834)	—
Change in fair value of warrant liability	263	—	360	—
Other non-operating income	31	13	41	23
Total non-operating income (expense)	(2,590)	(237)	(3,452)	(408)
Loss before income taxes	(6,790)	(6,194)	(11,743)	(12,005)
Income tax provision	(13)	(6)	(12)	(16)
Net loss	(6,803)	(6,200)	(11,755)	(12,021)
Dividends related to 7% Series B convertible preferred stock	(146)	(147)	(292)	(293)
Net loss available to common stockholders	$(6,949)	$(6,347)	$(12,047)	$(12,314)
Per share of common stock:
Basic net loss available to common stockholders	$(0.22)	$(0.25)	$(0.41)	$(0.49)
Diluted net loss available to common stockholders	$(0.22)	$(0.25)	$(0.41)	$(0.49)
Shares used to calculate basic net loss per share	31,336	25,161	29,379	25,112
Shares used to calculate diluted net loss per share	31,336	25,161	29,379	25,112
Stock-based compensation expense is included in individual line items above:
Total cost of revenue	$156	$112	$237	$186
Product development	195	340	329	669
Sales and marketing	—	454	123	933
General and administrative	407	512	761	1,255

MATTERSIGHT CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	June 30, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$7,138	$12,538
Receivables net of allowances of $151 and $311, at June 30, 2017 and December 31, 2016, respectively	7,756	8,508
Prepaid expenses	5,242	4,440
Other current assets	105	296
Total current assets	20,241	25,782
Equipment and leasehold improvements, net of accumulated depreciation and amortization of $22,432 and $19,748, at June 30, 2017 and December 31, 2016, respectively	10,588	9,576
Goodwill	972	972
Intangible assets, net of amortization of $4,070 and $3,820, respectively	3,088	3,201
Other long-term assets (includes $3,400 and $4,210 of restricted cash, at June 30, 2017 and December 31, 2016, respectively)	5,753	6,033
Total assets	$40,642	$45,564
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$88	$738
Accounts payable	1,732	1,835
Accrued compensation and related costs	3,016	2,302
Unearned revenue	4,701	4,911
Capital leases	2,322	1,982
Other current liabilities	2,373	3,374
Total current liabilities	14,232	15,142
Long-term debt	13,703	20,839
Long-term unearned revenue	517	757
Long-term capital leases	2,007	1,602
Other long-term liabilities	5,665	5,945
Total liabilities	36,124	44,285
7% Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 1,637,786 and 1,637,948 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively, with a liquidation preference of $11,276 and $10,985, at June 30, 2017 and December 31, 2016, respectively	8,353	8,354
Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 32,769,960 and 27,511,361 shares issued at June 30, 2017 and December 31, 2016, respectively; 32,748,831 and 26,622,706 shares outstanding at June 30, 2017 and December 31, 2016, respectively	328	275
Additional paid-in capital	274,828	264,214
Accumulated deficit	(274,860)	(263,062)
Treasury stock, at cost, 21,129 and 888,655 shares at June 30, 2017 and December 31, 2016, respectively	(58)	(4,455)
Accumulated other comprehensive loss	(4,073)	(4,047)
Total stockholders’ equity (deficit)	(3,835)	(7,075)
Total liabilities and stockholders’ equity	$40,642	$45,564

MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	Six Months Ended
	June 30, 2017	June 30, 2016
Cash Flows from Operating Activities:
Net loss	$(11,755)	$(12,021)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,271	2,818
Stock-based compensation	1,450	3,043
Discount accretion and other debt-related costs	1,417	—
Provision for uncollectible accounts	(160)	26
Change in fair value of warrant liability	(360)	—
Changes in assets and liabilities:
Receivables	912	(900)
Prepaid expenses	(537)	(1,138)
Other current assets	187	(12)
Other long-term assets	(325)	88
Accounts payable	(303)	377
Accrued compensation and related costs	714	(434)
Unearned revenue	(450)	(2,793)
Other current liabilities	(6)	(179)
Other long-term liabilities	(192)	522
Total adjustments	5,618	1,418
Net cash used in operating activities	(6,137)	(10,603)
Cash Flows from Investing Activities:
Capital expenditures	(2,152)	(973)
Investment in intangible assets	(105)	(472)
Net cash used in investing activities	(2,257)	(1,445)
Cash Flows from Financing Activities:
Proceeds from line of credit	13,500	16,246
Repayments of line of credit	—	(9,200)
Proceeds from term loan	—	6,000
Repayments of term loan and other borrowings	(23,006)	—
Debt prepayment costs	(692)	—
Fees paid for issuance of debt	(206)	(60)
Proceeds from issuance of common stock, net of costs	14,736	—
Cash paid to satisfy tax withholding upon vesting of employee stock awards	(973)	(211)
Principal payments on capital lease obligations	(1,269)	(1,107)
Proceeds from employee stock purchase plan	120	145
7% Series B convertible preferred stock dividend	—	(3)
Proceeds from exercise of stock options	—	236
Net cash provided by financing activities	2,210	12,046
Effect of exchange rate changes on cash and cash equivalents	(26)	(5)
Decrease in total cash	(6,210)	(7)
Cash and cash equivalents	12,538	15,407
Restricted cash (included in Other long-term assets)	4,210	—
Total cash, beginning of period	16,748	15,407
Cash and cash equivalents	7,138	15,400
Restricted cash (included in Other long-term assets)	3,400	500
Total cash, end of period	$10,538	$15,900
Non-Cash Investing and Financing Activities:
Capital lease obligations incurred	$2,014	$2,111
Capital equipment purchased on credit	2,014	2,111
Supplemental Disclosures of Cash Flow Information:
Interest paid	$1,806	$279

MATTERSIGHT CORPORATION

CALCULATION OF ADJUSTED EBITDA

(Unaudited and in thousands)

	Quarter Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
GAAP - Net Loss	$(6,803)	$(6,200)	$(11,755)	$(12,021)
Depreciation and amortization	1,726	1,417	3,271	2,818
Interest and other borrowings	1,050	250	2,019	431
Loss on early extinguishment of debt	1,834	—	1,834	—
Interest income	(31)	(13)	(41)	(23)
Income tax provision	13	6	12	16
EBITDA	$(2,211)	$(4,540)	$(4,660)	$(8,779)
Stock based compensation	758	1,418	1,450	3,043
Change in fair value of warrant liability	(263)	—	(360)	—
Adjusted EBITDA	$(1,716)	$(3,122)	$(3,570)	$(5,736)